Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
Richard Lewis	The Ruth Group
SVP, CFO for U.S. Operations	Nick Laudico
239-931-7281	646-536-7030
richard.lewis@21co.com	nlaudico@theruthgroup.com

Brandon Vazquez
646-536-7032
bvazquez@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Second Quarter 2015 Highlights:

•                  Total pro forma revenues of $285.2 million, a 7.3% year-over-year increase

•                  Pro Forma Adjusted EBITDA of $51.1 million, a 13.0% year-over-year increase

•                  6th consecutive quarter of Pro Forma Adjusted EBITDA margin expansion — 17.9% of total pro forma revenues

•                  International revenues up 27.9% year-over-year

•                  Completed $1.1 billion debt refinancing that extended debt maturities and provided additional liquidity

Recent Developments:

•                  Completed the acquisition of remaining 35% interest in South Florida Radiation Oncology (“SFRO”), proceeding with integration

•                  Expanded into Colombia through a controlling investment interest in an existing Medellin-based hospital center

FORT MYERS, FL, August 11, 2015 — 21st Century Oncology Holdings, Inc. (“21C” or the “Company”), the leading global, physician-led provider of integrated cancer care services (“ICC”), announced today its financial results for the second quarter ended June 30, 2015.

Dr. Daniel Dosoretz, Founder, President and Chief Executive Officer, commented, “We  achieved our revenue and EBITDA targets for the quarter and the first six months of 2015 through same store growth, contributions from acquisitions, strong results from our international operations, and executing on our savings and synergy programs. This marks our sixth consecutive quarter of Pro Forma Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items) margin expansion, the result of leveraging existing overhead over a larger revenue base. We remain on track to achieve our full year 2015 Pro Forma Adjusted EBITDA guidance of between $182 million and $190 million. 21C’s management team remains focused on further expense management, synergy realization, EBITDA expansion, generating positive free cash flow and continued deleveraging.”

Dr. Dosoretz continued, “On April 30, 2015, 21C completed a comprehensive refinancing of its debt structure. We refinanced our $90.0 million term loan facility, 9 7/8% Senior Subordinated Notes, 8 7/8% Senior Secured Second Lien Notes, and the 11 ¾% Senior Secured Notes issued by OnCure Holdings, Inc., all with maturities of less than two years, with a $610 million, 7-year Term Loan and $360 million of 8-year, 11.00% Senior Unsecured Notes due 2023. Additionally, we improved our liquidity by replacing our $100 million Revolver due 2016 with a new $125 million 5-year Revolver.  Just after quarter end, on July 2, we purchased the remaining 35% interest in SFRO, completing one of the most important acquisitions in our recent history. SFRO’s contributions have exceeded expectations since our initial majority investment in early 2014, and we expect this to continue as we realize synergies with 21C’s existing operations in southeast Florida as well as identify and execute upon incremental investment opportunities in this region.”

Second Quarter 2015 Results

Total pro forma revenues for the second quarter of 2015 were $285.2 million, compared to total pro forma revenues of $265.9 million in the same quarter of 2014, driven primarily by higher freestanding revenues, contributions from acquisitions, and international revenue growth.

Pro Forma Adjusted EBITDA in the second quarter of 2015 was $51.1 million, or 17.9% of total revenues, up 13.0% compared to $45.2 million, or 17.0% of total pro forma revenues, in the second quarter of 2014. A reconciliation of net loss attributable to 21C, determined in accordance with generally accepted accounting principles (“GAAP”) to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with GAAP, to total pro forma revenues for the quarters ended June 30, 2015 and 2014 is included in the attached supplemental financial information.

Income tax expense in the second quarter of 2015 was $3.1 million, compared to $0.9 million in the second quarter of 2014. The net loss for the second quarter of 2015 was $62.5 million, primarily driven primarily by approximately $37.4 million in the early extinguishment of debt related to the April 30, 2015 refinancing, compared to a net loss of $204.6 million in the second quarter of 2014.

Recent Developments

On July 2, 2015, the Company completed its acquisition of the remaining 35% interest in SFRO for approximately $49.0 million, funded through a combination of cash, notes and equity, and is proceeding with integrating SFRO into 21C. The Company made its initial 65% investment in SFRO on February 10, 2014.

On August 1, 2015, the Company expanded into Colombia through a partnership with a leading Medellin-based oncology group which together acquired a controlling stake in the hospital-based radiation therapy operation of Unidad de Oncología Hospital Manuel Uribe de Envigado S.A.

Conference Call

The Company will host a conference call on Wednesday, August 12, 2015 at 12:00 p.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are 877-407-9039 for domestic callers and 201-689-8470 for international callers.  In addition, a telephonic replay of the call will be available until August 26, 2015.  The replay dial-in numbers are 877-870-5176 for domestic callers and 858-384-5517 for international callers.  Please use the conference ID number 13616012 to access the replay.

A live webcast and webcast replay of the call will also be available from the events section on the Investors portion of the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21C is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of June 30, 2015, the Company operated 183 treatment centers, including 148 centers located in 17 U.S. states and 35 centers located in six countries in Latin America. (Source: 21st Century Oncology Holdings, Inc.)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2015 and the effects of the Centers for Medicare & Medicaid Services’ Final Rule for the 2016 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$62,082	$99,167
Restricted cash	3,050	7,051
Accounts receivable, net	163,117	137,807
Prepaid expenses	11,792	8,728
Inventories	4,414	4,526
Deferred income taxes	146	227
Other	8,506	7,457
Total current assets	253,107	264,963

Equity investments in joint ventures	1,251	1,646
Property and equipment, net	260,065	270,757
Real estate subject to finance obligation	11,556	22,552
Goodwill	492,724	469,596
Intangible assets, net	77,830	81,680
Other assets	50,498	35,530
Total assets	$1,147,031	$1,146,724

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$60,161	$57,635
Accrued expenses	101,108	82,609
Income taxes payable	3,621	2,114
Current portion of long-term debt	30,890	26,350
Current portion of finance obligation	277	433
Other current liabilities	8,739	19,687
Total current liabilities	204,796	188,828
Long-term debt, less current portion	999,679	940,771
Finance obligation, less current portion	12,197	23,610
Embedded derivative features of Series A convertible redeemable preferred stock	22,402	15,843
Other long-term liabilities	44,694	51,079
Deferred income taxes	3,598	4,480
Total liabilities	1,287,366	1,224,611

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at June 30, 2015 and December 31, 2014	378,471	328,926
Noncontrolling interests - redeemable	68,794	49,797

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,028 shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Additional paid-in capital	576,083	626,001
Retained deficit	(1,147,267)	(1,067,487)
Accumulated other comprehensive loss, net of tax	(42,735)	(38,690)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(613,919)	(480,176)
Noncontrolling interests - nonredeemable	26,319	23,566
Total deficit	(587,600)	(456,610)
Total liabilities and equity	$1,147,031	$1,146,724

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues:
Net patient service revenue	$263,380	$245,950	$520,137	$459,858
Management fees	15,211	16,856	31,081	33,453
Other revenue	6,618	3,092	12,474	5,984
Total revenues	285,209	265,898	563,692	499,295

Expenses:
Salaries and benefits	147,397	135,803	294,356	261,712
Medical supplies	24,774	24,502	51,065	46,236
Facility rent expenses	16,922	17,167	33,797	32,662
Other operating expenses	16,073	16,096	30,997	30,477
General and administrative expenses	43,776	34,060	72,686	64,174
Depreciation and amortization	22,242	22,162	44,811	42,884
Provision for doubtful accounts	3,753	3,428	8,221	7,724
Interest expense, net	24,326	29,899	50,013	57,426
Impairment loss	—	182,000	—	182,000
Early extinguishment of debt	37,390	—	37,390	—
Equity initial public offering expenses	—	4,163	—	4,163
Loss on sale leaseback transaction	—	—	—	135
Fair value adjustment of noncontrolling interest and earn-out liabilities	2,745	204	3,205	403
Fair value adjustment of embedded derivative	5,217	—	6,559	—
(Gain) loss on foreign currency transactions	(31)	79	211	107
Gain on foreign currency derivative contracts	—	—	—	(4)
Total expenses	344,584	469,563	633,311	730,099

Loss before income taxes	(59,375)	(203,665)	(69,619)	(230,804)
Income tax expense	3,088	934	5,778	3,040

Net loss	(62,463)	(204,599)	(75,397)	(233,844)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(2,075)	(2,925)	(4,383)	(3,861)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(64,538)	(207,524)	(79,780)	(237,705)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(2,062)	(750)	(4,497)	(10,606)

Comprehensive loss:	(64,525)	(205,349)	(79,894)	(244,450)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(1,866)	(2,873)	(3,931)	(2,990)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(66,391)	$(208,222)	$(83,825)	$(247,440)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(75,397)	$(233,844)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	38,331	35,275
Amortization	6,480	7,609
Deferred rent expense	338	230
Deferred income taxes	(781)	378
Stock-based compensation	5	71
Provision for doubtful accounts	8,221	7,724
(Gain) loss on the sale/disposal of property and equipment	(243)	59
Loss on sale leaseback transaction	—	135
Impairment loss	—	182,000
Early extinguishment of debt	37,390	—
Equity initial public offering expenses	—	4,163
Loss on foreign currency transactions	38	—
Gain on foreign currency derivative contracts	—	(4)
Fair value adjustment of noncontrolling interest and earn-out liabilities	3,205	403
Fair value adjustment of embedded derivative	6,559	—
Amortization of debt discount	746	1,301
Amortization of loan costs	2,630	3,039
Equity interest in net (earnings) loss of joint ventures	(212)	135
Distribution received from unconsolidated joint ventures	106	106
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(37,921)	(26,977)
Income taxes payable	1,649	(649)
Inventories	124	(439)
Prepaid expenses	(1,003)	3,096
Accounts payable and other current liabilities	2,395	13,857
Accrued deferred compensation	686	591
Accrued expenses / other current liabilities	19,690	11,610

Net cash provided by operating activities	13,036	9,869

Cash flows from investing activities
Purchase of property and equipment	(25,753)	(33,147)
Acquisition of medical practices	(25,611)	(40,843)
Restricted cash associated with medical practice acquisitions	4,001	(10,992)
Proceeds from the sale of property and equipment	1,122	73
Repayments from (loans to) employees	160	(410)
Contribution of capital to joint venture entities	—	(620)
Purchase of noncontrolling interest - non-redeemable	(1,233)	—
Proceeds from foreign currency derivative contracts	—	26
Premiums on life insurance policies	(670)	(450)
Change in other assets and other liabilities	(156)	(401)

Net cash used in investing activities	(48,140)	(86,764)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from financing activities
Proceeds from issuance of debt	970,618	130,016
Principal repayments of debt	(911,717)	(41,759)
Repayments of finance obligation	(136)	(113)
Proceeds from issuance of noncontrolling interest	743	1,250
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	3,230	229
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(2,022)	(956)
Payments for contingent considerations	(12,184)	—
Payments of costs for equity securities offering	—	(2,550)
Payment of call premium on long term debt	(24,877)	—
Payments of loan costs	(25,626)	(967)

Net cash (used in) provided by financing activities	(1,971)	85,150

Effect of exchange rate changes on cash and cash equivalents	(10)	(35)

Net (decrease) increase in cash and cash equivalents	(37,085)	8,220
Cash and cash equivalents, beginning of period	99,167	17,462

Cash and cash equivalents, end of period	$62,082	$25,682

Supplemental disclosure of noncash investing and financing activities
Finance obligation related to real estate projects	$782	$1,106
Derecognition of finance obligation related to real estate projects	$12,215	$4,119
Capital lease obligations related to the purchase of equipment	$582	$7,069
Medical equipment and service contract component related to the acquisition of medical equipment through accounts payable	$1,265	$5,175
Issuance of notes payable relating to the acquisition of medical practices	$—	$2,000
Liability relating to the escrow debt and purchase price of medical practices	$—	$11,687
Capital lease obligations related to the acquisition of medical practices	$—	$47,796
Earn-out accrual related to the acquisition of medical practices	$1,258	$1,003
Assumed debt obligations related to the acquisition of medical practices	$290	$—
Amounts payable to sellers in the purchase of a medical practice	$—	$390
Costs incurred for professional fees relating to issuance of equity securities	$—	$1,613
Amounts payable for related deferred financing costs	$855	$—
Noncash dividend declared to noncontrolling interest	$10	$282
Noncash dividend declared from unconsolidated joint venture	$496	$—
Accrued dividends on Series A convertible preferred stock	$45,534	$—
Accretion of redemption value on Series A convertible preferred stock	$4,011	$—
Change in additional paid-in capital from sale/purchase of interest in subsidiaries	$378	$—

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands):	2015	2014	2015	2014

Total revenues	$285,209	$265,898	$563,692	$499,295
Pro-forma full period effect of acquisitions (a)	—	—	—	8,819
Total pro-forma revenues	$285,209	$265,898	$563,692	$508,114

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(64,538)	$(207,524)	$(79,780)	$(237,705)
Income tax expense	3,088	934	5,778	3,040
Interest expense, net	24,326	29,899	50,013	57,426
Depreciation and amortization	22,242	22,162	44,811	42,884
Impairment loss	—	182,000	—	182,000
Early extinguishment of debt	37,390	—	37,390	—
Equity initial public offering expenses	—	4,163	—	4,163
Loss on sale leaseback transaction	—	—	—	135
Fair value adjustment of noncontrolling interest and earn-out liabilities	2,745	204	3,205	403
Fair value adjustment of embedded derivative	5,217	—	6,559	—
Gain on foreign currency derivative contracts	—	—	—	(4)
Net income attributable to noncontrolling interests, net of cash distributions	1,018	2,014	2,361	2,905
Other expenses (b)	1,034	3,659	1,999	7,200
Non-cash expenses (c)	1,243	1,248	2,308	1,970
Sale-lease back adjustments (d)	(315)	(329)	(764)	(632)
Acquisition-related costs (e)	1,070	4,213	2,379	8,704
Litigation settlement (f)	16,579	2,568	18,520	3,325
Pro-Forma full period effect of acquisition EBITDA (a)	—	—	—	742

Pro-Forma Adjusted EBITDA (1)	$51,099	$45,211	$94,779	$76,556

Pro-Forma Adjusted EBITDA as a percentage of total pro-forma revenues	17.9%	17.0%	16.8%	15.1%

(1) Pro-Forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2015 and 2014.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle / closed radiation therapy facilities.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Litigation settlement relates to costs associated with the termination of physicians and loss contingency reserves related to the Medicare diagnostic testing matter.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
United States	2015	2014	Change	2015	2014	Change

Number of treatment days	64	64		127	127

Total treatments - freestanding centers (same store basis)	204,503	202,779	0.9%	392,320	383,516	2.3%

Treatments per day - freestanding centers (same store basis)	3,195	3,168	0.9%	3,089	3,020	2.3%

Percentage change in freestanding revenues - same store basis	0.0%	8.9%		2.1%	7.8%

Total radiation oncology cases completed *	9,081	8,201	10.7%	17,698	15,725	12.5%

Total radiation oncology cases (same store basis)	8,926	8,183	9.1%	16,884	15,364	9.9%

Revenue per radiation oncology case (same store basis)	$17,556	$19,153		$17,765	$19,117

Radiation therapy centers - freestanding (global)	171	168
Radiation therapy centers - professional / other (global)	12	12

Total radiation therapy centers	183	180

Days sales outstanding at quarter end	40	40

Net patient service revenue (global) - professional services only (in thousands)	$89,332	$82,060		$180,767	$152,918

Net patient service revenue (global) - excluding physician practice expense (in thousands)	$283,673	$268,095		$561,934	$503,642

*	Total cases completed represents a count of patients that have completed their course of treatment. Total case counts are based on legacy and acquired clinical systems.

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
International	2015	2014	Change	2015	2014	Change

Total number of new cases	4,626	4,600	0.6%	9,127	8,881	2.8%

Revenue per radiation oncology case	$6,701	$5,283		$6,607	$5,120